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                                                  Exhibit 10.(h)

                              WB COMMUNICATIONS
                        STATION AFFILIATION AGREEMENT

As of September 1, 1994

Outlet Broadcasting
23 Kenney Drive
Cranston, Rhode Island 02920-4489

Attention: Doug Gealy

     The following shall comprise the agreement between WB Communications ("WB," "we," or "us"), and Outlet Broadcasting ("Affiliate" or "you") for the affiliation of television station WWHO ("Station") with WB for carriage of WB programming. The Federal Communications Commission ("FCC") has issued a broadcast license ("License") to Fant Broadcasting as the Licensee to operate Station in Chillicothe, Ohio, the community in which Station is licensed by the FCC ("Community of License"). Outlet Broadcasting, has entered into a Lease Management Agreement ("LMA") with Fant Broadcasting. Under said LMA, you are the broker for programming on station WWHO and you have the right and authority to manage the station and to enter into this Network Affiliation Agreement. All references in this Agreement to "WB program(s)" and "WB programming" and any variations thereof shall mean the programming made available by WB under this Agreement.

1. WB Programming: WB will make available to Affiliate WB programs for free
   --------------
   over-the-air broadcast and broadcast by any other means by Station in the Community of License during the term of this Agreement. During such term, except as otherwise provided herein, WB grants Affiliate the exclusive right to have Station broadcast the WB programming in the Community of License only as scheduled by WB over free over-the-air television and by such other technological means as are available to Affiliate for broadcast in the Community of License so long as Station broadcasts the WB programming for over-the-air television. WB shall have the sole discretion to select, schedule, substitute and/or withdraw WB programming or any portion(s) thereof. WB shall also have the right to authorize any television broadcasting station, regardless of the community in which it is licensed by the FCC, to broadcast any presentation of a subject we deem to be of immediate national significance including, but not limited to, a Presidential address. Except as provided herein, during the term of this Agreement Affiliate shall be the sole affiliate of WB for transmission for exhibition on television of WB programming in the Community of License.

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2. Program Carriage:
   ----------------

   (a) We agree to make available for broadcast by Station WB programming for the hours programmed by WB at the times and dates scheduled by WB throughout the term of this Agreement. You acknowledge that the times and roll-out dates set forth in this Agreement are approximate only and you agree to have Station broadcast WB programs irrespective of whether WB meets, fails to meet or otherwise varies from the anticipated program schedule set forth herein; provided, however, that WB hereby agrees not to accelerate such anticipated program schedule. To the extent WB makes available such WB programming for broadcast, this Agreement both obligates us to make available such WB programs to Station and obligates Station to broadcast such WB programs over-the-air pursuant to the terms of this Agreement.

   (b) Subject to the exceptions set forth in subparagraph 2(e) and the right of preemption set forth in subparagraph 2(f), Station shall broadcast WB programs on the dates and at the times scheduled by WB. Station shall broadcast WB programs in their entirety, including but not limited to WB commercial announcements, WB identifications, program promotional material, and credit announcements contained in such programs, without interruption or deletion or addition of any kind, except for the commercial announcements that Station is allowed to add pursuant to Paragraph 5. Notwithstanding the foregoing, you may substitute other WB promotional announcements in lieu of program promotional material that is inaccurate as it pertains to Station's schedule. No commercial announcement, promotional announcement or public service announcement will be broadcast by Station during any interval within a WB program, which interval is designated by WB as being for the sole purpose of making a station identification announcement.

   (c) The initial Scheduled Program Times of WB programming and the anticipated roll-out dates of that programming are set forth as follows (the specified times apply for the Eastern and Pacific
       Time Zones; the Mountain and Central Time Zones are one hour earlier for Prime Time and Latenight programming only, except as otherwise agreed by us):

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       Prime Time: 7:00 p.m.-10:00 p.m. Sunday 8:00 p.m.-10:00 p.m.
                   Monday through Saturday. Two nights, to be designated by us, during the 1994/1995 broadcast year (one night in January 1995 with the second night commencing during the third quarter of 1995); one additional night commencing during the 1995/1996 broadcast year; and one additional night during each broadcast year thereafter until seven nights of programming are made available.

       Children's: 7:00 a.m.-8:00 a.m.; 7:30 a.m.-8:30 a.m.; or 8:00 a.m.-9:00
                   a.m. (at WB's election) Monday through Friday; 3:00 p.m.- 5:00 p.m. Monday through Friday; 8:00 a.m.-12:00 noon Saturday; Weekday mornings (one hour) and Saturday mornings (three hours) commencing September 1995; One additional Saturday hour commencing September 1996; Monday through Friday afternoons (two hours) commencing September 1997.
                   It is anticipated that the additional Children's programming will commence in approximately the second week of September.

       Latenight:  11:00 p.m.-12:00 midnight Monday through Friday, commencing not earlier than 1997 and subject to the approval of the WB Affiliate's Council (as defined in Paragraph 13 below)

   (d) Notwithstanding the roll-out schedule for Children's afternoon programming in subparagraph (c) above, WB's supply of Children's afternoon programming shall be subject to the expiration of the current agreements between WB affiliates and suppliers of Children's afternoon programming. Station agrees not to extend or renew any agreement it may have with such suppliers for such programming during the term of this Agreement if such renewal or extension would interfere with the broadcast of the WB Children's afternoon programming.

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   (e) You confirm that as of the date of this Agreement you have no commitments, except those listed in Schedule 1 hereto, which would impede Station's broadcasting all WB programming made available during the term of this Agreement. If any WB programming is not broadcast by you because of any such commitment expressly described in Schedule 1 (but excluding extensions by exercise of options by Affiliate [but not by the programming licensor] or otherwise), then such programming shall be broadcast in a time period upon which you and we shall mutually agree and which shall be of quality and rating value comparable to that of the Scheduled Program Times. These programs will not be considered preempted for purposes of subparagraph 2(f).

   (f) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be construed to prevent or hinder Affiliate from (i) rejecting or refusing any WB program which Affiliate reasonably believes to be unsatisfactory or unsuitable or contrary to the public interest or (ii) substituting a program which, in Affiliate's opinion, is of greater local or national importance. In such an event, you shall provide us with advance written notice of any such rejection, refusal or substitution, no later than 14 days prior to the air date of such programming, except where the nature of the substitute program makes such notice impracticable (e.g., coverage of breaking news or other unscheduled events) or the programming has not been made available to you by such date, in which cases you agree to give us as much advance notice as the circumstances permit. Such notice shall include a statement of the reasons you believe that the rejected
       WB programming is unsatisfactory or unsuitable or contrary to the public interest, and/or that a substituted program is of greater local or national importance. In view of the limited amount of WB programming to be supplied pursuant to this Agreement (at least until such time as the full WB programming schedule has been rolled out) you acknowledge that you do not foresee any need to substitute programming of greater local or national importance for WB programming, except in those circumstances requiring live coverage of fast-breaking news events or very infrequent special events. It is acknowledged by WB that because you are the broker under an LMA Agreement that the broadcast Licensee shall retain the right to reject

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       programming pursuant to its obligations as a Licensee of the FCC.

       To the extent you substitute another program for a WB program as permitted under subparagraph 2(f)(ii), then you will broadcast such omitted program and the commercial announcements contained therein
       (or any replacement programming provided by WB and the commercial announcements contained therein) during a time period upon which you and we shall promptly and mutually agree and which shall be of quality and rating value comparable to that of the preempted program's Scheduled Program Time. In the event that the parties do not promptly agree upon such a time period after reasonable consultation in good faith and after taking into account the practical alternatives under the circumstances, then, without limiting any other rights of WB under this Agreement or otherwise, we shall have the right to license the broadcast rights to the applicable omitted programming (or replacement programming) to another television station located in the Community of License.

       In addition, if three or more episodes of a program series are preempted by you as permitted hereunder in any thirteen-week period, for any reasons other than force majeure as provided in Paragraph
       6, we shall have the right, upon 60 days prior written notice, to terminate your right to broadcast that program series and to withdraw all future episodes of that series. Such thirteen-week periods shall be measured consecutively from the first broadcast date of the program series in question. If we subsequently place such a series on another station in the Community of License, we reserve the right not to offer you the broadcast rights to that series for subsequent broadcast seasons.

       In addition to all other remedies, to the extent one or more episodes of a program series is preempted by you in violation of (i.e., other than as permitted under) this Paragraph 2, we shall have the right, upon 30 days prior written notice, to terminate your right to broadcast the remainder of the program series and withdraw all future episodes of that series from you.

   (g) Nothing in this Agreement shall be construed to prevent or hinder WB from (i) substituting one or more WB

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       programs for previously scheduled WB programs, in which event WB will make the substituted programs available to Station pursuant to the provisions of Paragraph 1 and Paragraph 3: (ii) cancelling one or more WB programs; or (iii) postponing any scheduled roll-out dates of WB programming. Further, nothing in this Agreement shall be construed to obligate WB (x) to provide a minimum or specific number of WB programs; (y) to commence providing WB programming on any particular date; or (z) to expand the amount of WB programming pursuant to a specified timetable.

3. Delivery: WB agrees to make available the WB programming for satellite
   --------
   transmission by a carrier selected and arranged for by Affiliate or the WB Affiliate's Council. Upon request by Affiliate, WB shall provide to Affiliate a list of satellite carriers which, to the best of WB's knowledge, are transmitting WB programming for other stations. WB shall bear no costs incurred in connection with the satellite transmission of the WB programming, including the uplink, the downlink therefrom and broadcast by Station. Station shall pay no uplink costs.

4. Promotion:
   ---------

   (a) We will provide you with on-air promotional announcements ("WB
       Promos") for WB programming, which WB Promos are intended for broadcast during Station's broadcast of non-WB programming. You agree to cooperate with us in good faith and use your best efforts to provide an on-air promotional schedule consistent with our recommendations and consistent with Station's good business judgment. You shall maintain complete and accurate records of all WB Promos that are broadcast. In the event that you find it commercially unreasonable to maintain such records, WB will reasonably discuss the nature of the records that need to be maintained and the least cumbersome way to maintain the necessary records. Upon request by WB for those records, you shall provide copies of all such records to WB within two weeks of such request.

   (b) You shall budget Station's advertising availabilities in such a manner as to enable Station to broadcast additional WB Promos during periods in which Station is deemed a "Subperformer." Station shall be deemed to be a "Subperformer" from the time its "sweeps rating" is

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       below the average prime time rating for all WB affiliated broadcast stations until such time as Station's sweeps rating is no longer below the average prime time rating for all WB affiliated broadcast stations. The Station's sweeps rating means the Station's average A.C. Nielsen rating for the most recently completed sweeps period for adults 18-49 for all prime time hours programmed by WB. For such time as Station remains a Subperformer, Station shall: (i) broadcast, during each one-half hour of all periods of each day that Station is broadcasting non-WB programming, at least one (1) 30-second WB Promo (or WB Promos aggregating 30 seconds, to the extent we so elect) for Station's local, syndicated or WB programming; and (ii) broadcast during all periods when Station is broadcasting non-WB programming WB Promos for not less than:

       Prime Time Hours Programmed by WB

            2 hours - 20% of 100%
            4 hours - 25%     "
            6 hours - 30%     "
            8 hours - 35%     "
           10 hours - 40%     "
           12 hours*- 45%     "

           (* 12 or more hours)

       (the "Applicable Percentage") or the total, aggregate gross ratings points ("GRPs") for all the promotional announcements broadcast by Station ("Aggregate Promotional GRPs") within the periods in which non-WB programming is being broadcast. The specific WB Promos broadcast by Station and the number of broadcasts of each WB Promo may be specified by WB and the broadcast of the WB Promos shall be made so that the Aggregate Promotional GRPs allocated to WB Promos are distributed fairly and reasonably across the periods when non-WB programming is being broadcast. For such time as Station's sweeps rating ranks Station within the bottom 50% (ranked highest to lowest) of those WB affiliated broadcast stations that are Subperformers, then the Applicable Percentage for Station shall be not less than 55% of 100% of the Aggregate promotional GRPs. The WB Promos broadcast during each half-hour of non-WB programming, as required by this subparagraph 4(b), may be counted toward Station's Applicable Percentage. Stations shall continue

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       to air WB Promos under this schedule until Station is no longer a
       Subperformer, as defined above. WB acknowledges that there will be cross-promotion of Station on another station operated by you in the market. In the event that you should determine that the subperforming station formula is not workable in the particular case of Station WB will discuss alternatives with you in good faith.

   (c) In addition to providing WB Promos, we shall make available for your use, at reasonable cost, such other promotional and sales materials as we and you may mutually consider appropriate. You shall not delete any copyright, trademark, logo or other notice, or any credit included in any such materials relating to WB, and you shall not exhibit, display, distribute or otherwise use any trademark, logo or other material or item delivered pursuant to this Paragraph 4 or otherwise, except as instructed by us at the time.

   (d) Commencing on the first date that WB programming is aired by Station and for the remaining term of this Agreement, Station shall identify itself as a WB affiliate, both on and off-the-air. Prior to the "Launch Date" (as defined in subparagraph 9(b)), Station shall identify itself as a WB affiliate only after WB gives Affiliate permission to do so and only in a manner reasonably directed by WB. prior to the Launch Date, Affiliate shall not, without the express written permission of WB, make any disclosures to the press or business community or issue any press announcements about the Station's affiliation with WB.

5. Commercial Announcements:
   ------------------------

   (a) With respect to WB programming, the parties to this Agreement shall be entitled to insert the following number of commercial announcements (Station's allotment includes station breaks but excludes 5-second prime time station identification breaks at the beginning of each hour):

       (1) Prime Time (as defined in subparagraph 2(c)) hour (pro-rated for half-hour programs):

               You shall have the right to insert six 30-second commercial announcements. WB shall

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               have the right to insert sixteen 30-second commercial
               announcements.

       (2) Children's:
           Weekday half-hour:

               You shall have the right to insert six 30-second commercial announcements (or other material constituting "commercial matter" under the FCC's regulations). WB shall have the right to insert six 30-second commercial announcements.

           Weekend half-hour:

               You shall have the right to insert five 30-second commercial announcements (or other material constituting "commercial matter" under the FCC's regulations). WB shall have the right to insert five 30-second commercial announcements and one 15-second commercial.

       (3) Latenight (as defined in subparagraph 2(c)):

               You will receive half the total number of commercial announcements as specified by WB or less as mutually agreed to.

   (b) If the amount of commercial advertising, commercial matter or other non-program time included in WB programming is reduced for any reason (including but not limited to the adoption or modification of statutes or regulations or any other governmental action), then we shall be entitled to reduce the number of commercial announcements available to you to the extent necessary to provide WB and Affiliate with the same proportionate amount of commercial time (inclusive of station breaks with respect to Affiliate) that each party is entitled to under this Agreement.

   (c) Your broadcast over Station of the commercial announcements included by us in WB programming is of the essence to this Agreement, and nothing contained in this Agreement (other than in subparagraph 2(f)) shall limit our rights or remedies relating to your failure to so broadcast said commercial announcements. You shall

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       maintain complete and accurate records of all commercial announcements broadcast as provided herein. Within two weeks following each request by us therefor, you will submit copies of all such records to WB.

6. Force Majeure: WB shall not be liable for failure to make available any
   -------------
   programming or any portion(s) thereof, and Station shall not be liable for failure to broadcast any such programming or any portion(s) thereof, by reason of any act of God, equipment failure, action or claims by any third person, labor dispute, law, governmental regulation or order, or other cause beyond either party's reasonable control ("force majeure event"). If due to any force majeure event, we substantially fail to make available all of the programming to be delivered to Affiliate under the terms of this Agreement, or you substantially fail to broadcast such programming as scheduled by WB for four consecutive weeks, or for six weeks in the aggregate during any 12-month period, then the "non-failing" party may terminate this Agreement upon thirty 30 days prior written notice to the "failing" party so long as such notice is given at any time prior to the "non-failing" party's receipt of actual notice that the force majeure event(s) has ended; provided further, however, that notwithstanding the above provisions, you shall not have any right to so terminate this Agreement, upon a force majeure event or otherwise, if we: (i) fail to make available a minimum or specific number of WB programs; (ii) fail to commence making available WB programming on any particular date; (iii) fail to expand the amount of WB programming pursuant to a specified timetable; (iv) substitute one or more WB programs for previously scheduled WB programs; (v) cancel one or more WB programs; or (vi) postpone the roll-out of any WB programming.

7. Assignment or Transfer: Affiliate shall not assign or transfer any of
   ----------------------
   its rights, obligations or privileges under this Agreement, by operation of law or otherwise, without WB's prior written consent, which consent shall not be unreasonably withheld after taking into consideration the business interests of WB. Any purported assignment or transfer by you, without such prior consent, shall be null and void and of no effect. WB will employ all reasonable efforts to analyze any proposed transfer of Station to a third party, and will not unreasonably refuse to allow the assignment of the WB affiliation. You also agree that if any application is made to the FCC pertaining to any purported, attempted or actual assignment or transfer of control of the License (except as to

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

   "short form" (as described below) assignments or transfers of control which do not involve a material assignment or transfer of control), or any interest in Affiliate, Station or the License, you shall immediately notify WB in writing of the filing of such application. In the event of a purported, attempted or actual assignment or transfer of control of the License (except as to "short form" assignments or transfers of control made pursuant to Section 73.3540(f) of the FCC's rules), WB shall have the right to terminate this Agreement, effective upon 30 days advance written notice, which notice may be given at any time until 90 days after the last occurring of: (a) the date on which we learn that such assignment or transfer (voluntary or involuntary) has become effective, (b) the date on which we receive written notice of such assignment or transfer, or (c) the effective date of this Agreement.
   The foregoing termination provisions shall apply to any assignments or transfers of control that become effective at any time on or after the beginning of the sixth month prior to the date of this Agreement.

   If we do not so terminate this Agreement, you shall, upon our request, procure and deliver to us in a form satisfactory to us, the agreement of the proposed assignee or transferee that, upon consummation of the assignment or transfer of control, the assignee or transferee will assume and perform this Agreement in its entirety without limitation of any kind. If you fail to notify WB of the proposed assignment or transfer of control of Station or the License, or fail to procure the agreement of the proposed assignee or transferee in accordance with this Paragraph 7, then we shall have the right to terminate this Agreement upon 30 days advance written notice.

8. Unauthorized Copying: You shall not, and shall not cause or authorize
   --------------------
   others to record, copy or duplicate any programming or other material we furnish pursuant to this Agreement, in whole or in part, and you shall take all reasonable precautions to prevent any such recording, copying or duplication. Notwithstanding the foregoing, if Station is located in the Mountain Time Zone you may pre-record WB programming for later broadcast at the times scheduled by us. You shall erase all such pre-recorded programming promptly after its scheduled broadcast. Notwithstanding the above provisions, Station may make a non-broadcast quality recording of its entire broadcast day for archival, file and reference purposes and uses only, which copy shall be kept in Station's possession at all times.

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9. Term:
   ----

   (a) The term of this Agreement shall commence on September 1, 1994 and shall continue for 36 months following the Launch Date (the "initial period"). After the initial period, the term of this Agreement may be extended for additional successive periods of two years each, by us, in our sole discretion, giving written notice of such extension to you at least 120 days prior to the expiration of the then-current period; provided, however, that if, within 30 days of your receipt of the notice of extension, you, in your sole discretion, give us written notice that you reject such extension, then the extension notice shall not be effective and this Agreement shall terminate upon expiration of the then-current period.

   (b) The "Launch Date" shall be the date on which WB first makes WB programming available to Affiliate for broadcast by Station on a regularly scheduled basis.

   (c) Each "Contract Year" hereunder shall be an annual period during the term of this Agreement. The First Contract Year is the annual period beginning on the Launch Date; the Second Contract Year is the annual period commencing one year after the Launch Date, etc.

   (d) During the initial period, WB shall, within its sole discretion and without liability, have the right to terminate this Agreement so long as we (i) provide sixty days prior written notice to you and
       (ii) are either: (A) ceasing operation as a television network; or
       (B) substantially restructuring the ownership of the television network. In the event of a termination pursuant to this subparagraph, Station shall maintain its cable position at least until the date that the initial term hereof would have ended, but for the earlier termination.

   (e) Notwithstanding anything to the contrary contained in this Agreement, upon the termination or expiration of the term of this Agreement, all of your rights to broadcast or otherwise use any WB program or any trademark, logo or other material or item hereunder shall immediately cease and neither you nor Station shall have any further rights whatsoever with respect to any such program, trademark, logo, material or item.

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10. Applicable Law: The obligations of you and WB under this Agreement are
    --------------
    subject to all applicable federal, state, and local laws, rules and regulations (including, but not limited to, the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC) and this Agreement and all matters or issues collateral thereto shall be governed by the laws of the State of California without regard to California's conflict of law rules.

11. Station Acquisition by WB: During the term of this Agreement, WB agrees
    -------------------------
    that neither we nor Time Warner Inc. nor any of its subsidiary companies will acquire, as defined by the attribution rules of the FCC, a television broadcast station licensed in the Community of License.

12. Change in Operations: In the event that Station's transmitter location,
    --------------------
    power, frequency, programming format or hours of operation are materially changed at any time during the term of this Agreement so that Station is of materially less value to us as a broadcaster of WB programming than at the date of this Agreement, then we shall have the right to terminate this Agreement upon 30 days prior written notice. You shall notify WB immediately in writing if application is made to the FCC to modify in a material manner the transmitter location, power or frequency of Station or if Affiliate plans to modify in a material manner the hours of operation of Station. If you fail to notify us as required herein, then we shall have the right to terminate this Agreement by giving you 30 days prior written notice.

13. WB Affiliates Council: You, with the other affiliates of WB, shall form
    ---------------------
    a WB Affiliates Council (the "Council"), which shall be comprised of representatives from five different affiliates of WB.

14. Non-Liability of Council Members: To the extent the Council and its
    --------------------------------
    members are acting in their capacity as such, then the Council and each member so acting shall not have any obligation or legal or other liability whatsoever to you in connection with this Agreement, including without limitation, with respect to the Council's or such member's approval or non-approval of any matter, exercise or non-exercise of any right or taking of or failing to take any other action in connection therewith.

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15. Warranties and Indemnities:
    --------------------------

    (a) WB agrees to indemnify, defend and hold Affiliate harmless against and from all claims, damages, liabilities, costs and expenses arising out of the use by Station under this Agreement of any WB program or other material furnished by WB under this Agreement, provided that Affiliate promptly notifies WB of any claim or litigation to which this indemnity shall apply, and provided further that Affiliate cooperates fully with WB in the defense or settlement of such claim or litigation. Affiliate agrees to indemnify, defend and hold WB harmless against and from all claims, damages, liabilities, costs and expenses with respect to Affiliate's operation of the Station or any material furnished, added or deleted to or from WB programming by Affiliate. This indemnity shall not apply to litigation expenses, including attorneys' fees, that the indemnified party elects to incur on its own behalf. Except as otherwise provided in this Agreement, neither Affiliate nor WB shall have any rights against the other for claims by third persons, or for the failure to operate facilities or to furnish WB programs if such failure is the result of a force majeure event as defined in Paragraph 6. Furthermore, notwithstanding any other provisions of this Agreement, Affiliate shall not have any rights against WB for claims by third parties or Affiliate arising out of any actions or omissions of WB permitted under subparagraph 2(g).

    (b) You agree to maintain for Station such licenses, including performing rights licenses as now are or hereafter may be in general use by television broadcasting stations and are necessary for you to broadcast the television programs which we furnish to you hereunder. We will clear all music in the repertory of SESAC, ASCAP and BMI used in our programs, thereby licensing the broadcasting of such music in such programs over Station. You will be responsible for all music license requirements (and all other permissions) for any commercial or other material inserted by you within or adjacent to WB programs in accordance with this Agreement.

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    (c) You warrant that the License is in good standing and you agree to comply with all relevant statutes and FCC rules and requirements so as to maintain the License in good standing. In the event you are found to have materially violated any laws or FCC rules or requirements (after the exhaustion of all appeals so long as Station retains the License during the pendency of such appeal), the effect of which is that Station is of materially less value to us as a broadcaster of WB programming than as of the date of this Agreement, then we shall have the right to terminate this Agreement upon 30 days prior written notice. You shall notify us immediately of any action by the FCC imposing any forfeitures or other sanction(s) on Station or you including but not limited to short-term renewals, revocation or denial of renewal.

    (d) You warrant that all information delivered by you to us in connection with this Agreement shall be true and correct in all material respects, including, without limitation, the information required in connection with Plan A attached hereto if you elect that Plan.

    (e) You warrant that execution of this Agreement and performance of its obligations will not violate or result in a default under
        (i) any material agreement or instrument to which you are party or
        (ii) any statute, ordinance, governmental rule or regulation in any material respect, or order, judgment, injunction, decree or ruling of any court or administrative agency applicable to you, which default would materially interfere with the performance of your obligations hereunder.

    (f) You warrant that you are not a party to any legal action or other proceeding before any court or administrative agency which could prohibit the performance of your obligations under this Agreement.

16. Retransmission Consent: If any law, governmental regulation or other
    ----------------------
    action permits you to elect to require any cable television system or other multichannel video program distributor to obtain your consent to such system's or distributor's retransmission of Station's broadcast of either Station's signal as a whole or any WB programming included therein, then Affiliate and WB agree to negotiate in good faith regarding whether such consent is to be given (including without limitation, whether you shall or shall not, in lieu of requiring consent, elect to require any cable system to comply with any "must carry" rules, regulations or laws) and, if so, the terms under which such consent is to be given (including without limitation, the amount and type of compensation, if any, to be paid by the system or distributor for such consent and whether any of that compensation shall be shared between you and us). It is acknowledged that the retransmission rights of Station are owned and controlled by the owner of the Station. However, in the event that you should obtain such rights as a part of your LMA then you shall negotiate with WB as provided in this paragraph. Further you will employ reasonable efforts to have the owner of the Station negotiate with WB in good faith.

17. Network Non-Duplication Protection: During the term of this Agreement,
    ----------------------------------
    Affiliate shall be entitled to network non-duplication protection, as provided by Sections 76.92 through 76.97 of the FCC's rules, against the presentation of any WB program by a cable system during the period commencing one day before and ending fourteen (14) days after receipt of such WB program by Station. The geographic zone of network non-duplication protection shall be the Designated Market Area ("DMA")
    (as defined by Nielsen) in which your Station is located or any lesser zone mandated by Sections 76.92 and 73.658(m) of the FCC's rules as those rules exist as of the date of this Agreement. Network non-duplication protection shall extend only to WB programs that Station is carrying in accordance with the terms of this Agreement and such protection shall be subject to the terms and provisions of subparagraph 2(f). You are under no obligation to exercise in whole or in part the network non-duplication rights granted herein.

18. Affiliation Payments: Affiliate agrees to pay to WB, at Affiliate's
    --------------------
    election, made at the time of execution hereof by designating the appropriate selection on the signature page of this Agreement, either the sums set forth in subparagraphs 18 A(1) and A(2) or the sums set forth in subparagraph 18 B; these payments are intended to compensate WB for the WB programming and are in no way intended to, nor do they, confer on WB any ownership or other equity interest in Station. If you fail to so designate Plan A or Plan B where indicated, you shall be deemed to have selected Plan B.

                                      PLAN A
                                      ------

    A(1) Station Disposition Payment. Upon the occurrence of a sale or
         ---------------------------
         refinancing of the Station or disaffiliation under certain circumstances, Affiliate shall pay to WB an amount equal to 25% of the difference between the value of the Station at the time of such event and the value of the Station immediately prior to the execution of this Agreement, all as defined and set forth in Paragraph A of the Plan A Exhibit attached hereto.

    A(2) Net Ordinary Operating Cash Flow Payments. As a non-refundable
         -----------------------------------------
         advance to be credited against the Station Disposition Payment, Affiliate shall pay to WB, on an annual basis, 25% of the amount by which Station's ``ordinary operating cash flow'' annually exceeds that average annual amount of such cash flow that the Station generated during its last two full fiscal years prior to the date of this Agreement, all as defined and set forth in Paragraph B of the Plan A Exhibit attached hereto.

                                      PLAN B
                                      ------

    B.   Affiliation Ratings Payments. Affiliate shall pay to WB an annual
         ----------------------------
         payment, based on the Station's television market ratings, for WB prime time programming, commencing with the initial broadcast by Station of such programming, all as defined and set forth in the Plan B Exhibit attached hereto.

19. Notices and Reports:
    -------------------

    (a) In addition to any other reports or forms requested herein, you will provide to us in writing, in the manner reasonably requested by WB, such reports covering WB programs broadcast by Station as we may request from time to time. To the extent we provide you forms for such purpose, you shall provide such reports on these forms.

    (b) All notices, reports or forms required or permitted hereunder to be in writing shall be deemed given when personally delivered (including, without limitation, by overnight courier or other messenger or upon confirmed receipt of facsimile copy) or on the date of mailing postage prepaid, addressed as specified below, or addressed to such other address as such party may hereafter specify in a written notice. Notice to Affiliate shall be to the address set forth for Affiliate on page 1 of this Agreement.
         Notice to WB shall be to: WB Communications, 4000 Warner Boulevard, Burbank, California, 91522, Attention: General Counsel.

20. Miscellaneous:
    -------------

    (a) Nothing contained in this Agreement shall create any partnership, association, joint venture, fiduciary or agency relationship between the parties hereto.

    (b) Nothing contained in this Agreement nor the conduct of any officer, director, agent or employee of either WB or Affiliate shall be deemed to create or to constitute ownership by WB, in whole or in part, of Affiliate, Station or the License or in any way constitute a derogation of the rights, duties and responsibilities imposed upon Affiliate. Nothing in this Agreement shall be deemed to delegate to WB, directly or indirectly, any right to control the operations of Station.

    (c) You shall at all times permit us, in connection with WB programming, without charge, to place on, maintain and use at Station's premises, at our expense, such equipment as WB shall reasonably require. Station shall operate such equipment for us, to the extent we reasonably request, and no fee shall be charged by Station therefor. It is agreed that no equipment that is not customarily used at broadcast stations will be placed at Station. In the event that Station believes that the placement of the equipment is unreasonable, then Station and WB will enter into good faith negotiations about the placement of such equipment.

    (d) No waiver of any failure of any condition nor of the breach of any obligation hereunder shall be deemed to be a waiver of any preceding or succeeding failure of the same or any other condition, or a waiver of any preceding or succeeding breach of the same or any other obligation.

    (e) Each and all of the rights and remedies of WB and Affiliate under this Agreement shall be cumulative, and the exercise of one or more of said rights or remedies shall not preclude the exercise of any other right or remedy under this Agreement, at law or in equity. Notwithstanding anything to the contrary contained in this Agreement, in no event shall either party hereto be entitled to recover any lost profits or consequential damages because of a breach or failure by the other party, and except as expressly provided in this Agreement to the contrary, neither WB nor Affiliate shall have any right against the other with respect to claims by any third person or other third entity.

    (f) Paragraph headings are included in this Agreement for convenience only and shall not be used to interpret this Agreement or any of the provisions hereof, nor shall they be given any legal or other effect.

    (g) This Agreement, including all Exhibits attached hereto, constitutes the entire understanding between WB and Affiliate concerning the subject matter hereof and shall not be amended, modified, changed, renewed, extended or discharged except by an instrument in writing signed by the parties or as otherwise expressly provided herein.
        No inducement, representations or warranties except as specifically set forth herein have been made by either party to this Agreement to the other. This Agreement replaces any and all prior and contemporaneous agreements, whether oral or written, pertaining to the subject matter hereof.

    (h) This Agreement may be executed in counterparts, with the Agreement being effective when each party hereto has executed a copy and delivered that copy to the other party hereto.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.


WB COMMUNICATIONS                      OUTLET BROADCASTING, as broker for
    ("WB")                           Programming pursuant to an LMA
                                       Agreement
                                             ("Affiliate")

By:       /s/ John Maatta              By:      /s/ Douglas E. Gealy
    -----------------------------          --------------------------------

Title:                                 Title:          V.P. & G.M.
       --------------------------             -----------------------------

Date:        1/25/95                   Date:         11/14/94
      ---------------------------            ------------------------------

                                       Signify which Plan Affiliate elects
                                       by writing in Station's call letters
                                       next to the Plan selected.

                                       Plan A
                                              -----------------------------

                                       Plan B         WWHO
                                              -----------------------------

                                              [logo of WWHO 53]
                                              (OUTLET AS BROKER)



                      SCHEDULE "A"

             1. Cleveland Cavaliers Basketball

             2. Cleveland Indians Baseball

             3. Columbus Chill Hockey




















WCMH 4 . 3165 OLENTANGY RIVER ROAD . COLUMBUS, OHIO 43202 . PHONE(614)263-4444 . FAX(614)447-9107
------------------------------------------------------------------------------
(OUTLET BROADCASTING, INC. AS TIME BROKERS FOR WWHO 53, CHILLICOTHE OHIO)